Exhibit 10.2

AMENDMENT NUMBER 17 TO LOAN DOCUMENTS

This AMENDMENT NUMBER 17 TO LOAN DOCUMENTS (this “Seventeenth Amendment”) is entered into as of February 8, 2012, by and among GVEC RESOURCE IV INC. (the “Agent”), as Agent and as a Lender, PRIVATE EQUITY MANAGEMENT GROUP LLC, a Delaware limited liability company (“PEMG”), EMRISE CORPORATION, a Delaware corporation (“Parent”), and Parent’s Subsidiaries that are signatories hereto (collectively, with Parent, the “Borrowers” and each individually, a “Borrower”), with reference to the following facts:
A.    Borrowers, Agent and the Lenders named therein are parties to that certain Credit Agreement, dated as of November 30, 2007, as amended by that certain Amendment Number 1 to Loan Documents, dated as of August 20, 2008, that certain Amendment Number 2 to Loan Documents, dated as of February 12, 2009, that certain Forbearance Agreement and Amendment Number 3 to Loan Documents, dated as of March 20, 2009 (as amended by that certain Amendment to Forbearance Agreement and Amendment Number 3 to Loan Documents, dated as of April 9, 2009), that certain Amendment Number 4 to Loan Documents, dated as of April 14, 2009, that certain Amendment Number 5 to Loan Documents, dated as of August 14, 2009, that certain Amendment Number 6 to Loan Documents, dated as of November 3, 2009, that certain Amendment Number 7 to Loan Documents, dated as of November 13, 2009, that certain Amendment Number 8 to Loan Documents, dated as of December 31, 2009, that certain Amendment Number 9 to Loan Documents, dated as of April 13, 2010, that certain Amendment Number 10 to Loan Documents, dated as of May 3, 2010, that certain Amendment Number 11 to Loan Documents, dated as of May 17, 2010, that certain Amendment Number 12 to Loan Documents, dated as of June 1, 2010, that certain Amendment Number 13 to Loan Documents, dated as of June 17, 2010, that certain Amendment Number 14 to Loan Documents, dated as of July 16, 2010, that certain Amendment Number 15 to Loan Documents, dated as of July 31, 2010 and that certain Amendment Number 16 to Loan Documents, dated as of August 31, 2010 (as further amended, restated, supplemented or modified from time to time, the “Credit Agreement”).
NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:
1.Defined Terms. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement.
2.    Representations and Warranties.
(a)    Each Borrower hereby represents and warrants that, after giving effect to this Seventeenth Amendment, no Event of Default or failure of condition has occurred or exists, or would exist with notice or lapse of time or both under the Credit Agreement.
(b)    All representations and warranties of Borrowers in this Seventeenth Amendment and the Credit Agreement are true and correct as of the date hereof, and shall survive the execution of this Seventeenth Amendment.
3.    Amendments. The following provisions of the Credit Agreement hereby are amended and restated to read as follows:
(a)    Section 2.2(a) shall be deemed to be amended and restated in its entirety to read as follows:
“(a)    Subject to the terms and conditions of this Agreement, on August 31, 2010, Lenders shall be deemed to have made a term loan (the “Second Amended and Restated Term Loan A”) to Borrowers in an amount not to exceed One Million Dollars ($1,000,000).”
(b)    The third sentence of Section 2.2(c) hereby is amended and restated in its entirety to read as follows:
“The Second Amended and Restated Term Loan A shall be repaid in accordance with the terms and conditions of that certain Second Amended and Restated Term Loan A Note.”
(c)    The Amended and Restated Term Loan A Note shall be replaced in its entirety with the Second Amended and Restated Term Loan A Note.

Exhibit 10.2

(d)    The defined term “Amended and Restated Term Loan A” in the Credit Agreement shall mean and refer to the “Second Amended and Restated Term Loan A.”
4.    Default. In addition to all other Events of Default under the Credit Agreement, Borrowers’ failure to pay any amount when due under this Seventeenth Amendment or to perform any covenant or other agreement contained in this Seventeenth Amendment, or any other document entered into pursuant hereto, including but not limited to the Second Amended and Restated Term Loan A Note, shall constitute Events of Default under this Seventeenth Amendment and the Credit Agreement
5.    Consent. Notwithstanding any provision in the Credit Agreement to the contrary, Lenders hereby consent and approve of the sale of assets by CXR Larus Corporation of the test equipment line of products marketed under the CXR Halcyon name to LDDF Incorporated.
6.    Conditions Precedent. The effectiveness of this Seventeenth Amendment is subject to Agent’s receipt of all of the following:
(a)    this Seventeenth Amendment and such other agreements and instruments reasonably requested by Agent pursuant hereto (including such documents as are necessary to create and perfect Agent’s interest in the Collateral, and including but not limited to the Second Amended and Restated Term Loan A Note, substantially in the form attached hereto as Annex Q), each duly executed by each Borrower;
(b)    payment by Borrowers to PEMG of an amendment fee in the amount of Ten Thousand Dollars ($10,000), which shall be nonrefundable as of the date hereof;
(c)    payment by Borrowers of all legal fees and expenses incurred through (which shall be due and payable on, and nonrefundable as of the date of this Seventeenth Amendment (which shall be remitted via wire transfer according to the instructions set forth on Exhibit A hereto); and
(d)    such other documents and completion of such other matters as Agent may reasonably deem necessary or appropriate.
7.    Release.
(a)    Each Borrower acknowledges that neither Agent, any Lender nor PEMG (the “Released Parties”) would enter into this Seventeenth Amendment without Borrowers’ assurance hereunder. Except for the obligations arising hereafter under this Seventeenth Amendment, each Borrower hereby absolutely discharges and releases the Released Parties, any person or entity that has obtained any interest from any of them under the Credit Agreement or otherwise and each of the Released Parties’ and such entities’ former and present partners, stockholders, officers, directors, employees, successors, assignees, agents and attorneys from any known or unknown claims which any Borrower now has against any of them of any nature, including any claims that any Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Credit Agreement or the transactions contemplated thereby.
(b)    Each Borrower waives the provisions of California Civil Code Section 1542, which states:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
(c)    The provisions, waivers and releases set forth in this section are binding upon each Borrower and each Borrower’s shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of the Released Parties and their respective agents, employees, officers, directors, assigns and successors in interest.
(d)    Each Borrower warrants and represents that such Borrower is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and no Borrower has heretofore assigned or transferred or purported to assign or

Exhibit 10.2

transfer to any person any such claim or any portion thereof. Each Borrower shall indemnify and hold harmless Agent, each Lender and PEMG from and against any claim, demand, damage, debt, liability (including payment of attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer.
(e)    The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Seventeenth Amendment and the Credit Agreement, and/or Agent’s, any Lender’s or PEMG’s actions to exercise any remedy available under the Credit Agreement or otherwise.
8.    Consultation of Counsel. Each Borrower acknowledges that such Borrower has had the opportunity to be represented by legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Seventeenth Amendment. Each Borrower has executed this Seventeenth Amendment after reviewing and understanding each provision of this Seventeenth Amendment and without reliance upon any promise or representation of any person or persons acting for or on behalf of Agent. Each Borrower further acknowledges that such Borrower and its counsel have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of this Seventeenth Amendment prior to the execution hereof and the delivery and acceptance of the consideration described herein.
9.    Miscellaneous.
(a)    Successors and Assigns. This Seventeenth Amendment shall be binding upon and shall inure to the benefit of Borrower and Agent and their respective successors and assigns; provided, however, that the foregoing shall not authorize any assignment by Borrower of its rights or duties hereunder.
(b)    Integration. This Seventeenth Amendment and any documents executed in connection herewith or pursuant hereto contain the entire Seventeenth Amendment between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Seventeenth Amendment; except that any financing statements or other agreements or instruments filed by Agent with respect to Borrower shall remain in full force and effect.
(c)    Course of Dealing; Waivers. No course of dealing on the part of Agent or its officers, nor any failure or delay in the exercise of any right by Agent, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Agent thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent.
(d)    Time is of the Essence. Time is of the essence as to each and every term and provision of this Seventeenth Amendment and the other Credit Agreement.
(e)    Legal Effect. The Credit Agreement remains in full force and effect. If any provision of this Seventeenth Amendment conflicts with applicable law, such provision shall be deemed severed from this Seventeenth Amendment, and the balance of this Seventeenth Amendment shall remain in full force and effect.
(f)    Choice of Law and Venue; Jury Trial Waiver; Judicial Reference; Service of Process. Section 12 of the Credit Agreement hereby is incorporated herein by this reference as though fully set forth.
(g)    Upon the effectiveness of this Seventeenth Amendment, each reference in the Credit Agreement to “this Seventeenth Amendment,” “hereunder,” “herein,” “hereof” or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Seventeenth Amendment.
(h)    Upon the effectiveness of this Seventeenth Amendment, each reference in the Loan Documents to the “Credit Agreement” “thereunder,” “therein,” “thereof or words of like import referring to the Credit Agreement shall mean and refer to the Credit Agreement as amended by this Seventeenth Amendment.
(i)    Assignment and Indemnity. Borrower consents to Agent’s assignment, in accordance with Section 13 of the Credit Agreement, of all or any part of Agent’s rights under this Seventeenth Amendment and the Credit Agreement.

Exhibit 10.2

10.    Entire Amendment; Effect of Seventeenth Amendment. This Seventeenth Amendment, and the terms and provisions hereof, constitutes the entire Seventeenth Amendment among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof. Except as expressly set forth in this Seventeenth Amendment, the Credit Agreement and other Loan Documents shall remain unchanged and in full force and effect. To the extent any terms or provisions of this Seventeenth Amendment conflict with those of the Credit Agreement or other Loan Documents, the terms and provisions of this Seventeenth Amendment shall control. This Seventeenth Amendment is a Loan Document.
11.    Counterparts; Electronic Transmission. This Seventeenth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Seventeenth Amendment by signing any such counterpart. Delivery of an executed counterpart of this Seventeenth Amendment by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Seventeenth Amendment. Any party delivering an executed counterpart of this Seventeenth Amendment by electronic mail also shall deliver an original executed counterpart of this Seventeenth Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Seventeenth Amendment.

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IN WITNESS WHEREOF, the parties have caused this AMENDMENT NUMBER 17 TO LOAN DOCUMENTS to be executed and delivered on the date first written above.

EMRISE CORPORATION	EMRISE ELECTRONICS CORPORATION

By: /s/ Carmine Oliva	By: /s/ Carmine Oliva
Name: Carmine Oliva	Name: Carmine Oliva
Title: Chief Executive Officer	Title: President

CXR LARUS CORPORATION

By: /s/ Carmine Oliva
Name: Carmine Oliva
Title: President

GVEC RESOURCE IV INC.,
as Agent and a Lender

By: PRIVATE EQUITY MANAGEMENT GROUP LLC, its Court-Appointed Receiver

By: /s/ Jim LeSieur
Name: Jim LeSieur
Title: Chief Operating Officer
PRIVATE EQUITY MANAGEMENT GROUP LLC

By: /s/ Jim LeSieur
Name: Jim LeSieur
Title: Chief Operating Officer

[Signature Page to Amendment Number 17 to Loan Documents]

ANNEX Q
(Second Amended and Restated Term Loan A Note)
[hard copy to be attached]

EXHIBIT A
(Wire Transfer Instructions)

M&T Bank
25 South Charles Street, 18th Floor
Baltimore, MD 21201
Account Name: DLA Piper US LLP Operating Account
Account #: 074-8148-5
ABA Transit #: 022000046
Swift Code: MANTUS33INT
Reference: 018212-000004 (tz18133)
Law Firm Tax Identification Number: 52-0616490